                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                                  $85,000,000

                              LOOMIS, FARGO & CO.

                    10% SENIOR SUBORDINATED NOTES DUE 2004

                              PURCHASE AGREEMENT
                              ------------------

                                                 January 17, 1997

LEHMAN BROTHERS INC.
NATIONSBANC CAPITAL MARKETS, INC.
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          Loomis, Fargo & Co., a Delaware corporation (the "Company"), proposes to issue and sell to Lehman Brothers Inc. and NationsBanc Capital Markets, Inc. (the "Initial Purchasers") $85,000,000 in aggregate principal amount of the Company's 10% Senior Subordinated Notes due 2004 (the "Senior Subordinated Notes"). The payment of principal, premium, interest and liquidated damages on the Senior Subordinated Notes and the Company's 10% Senior Subordinated Notes due 2004 to be issued in the Exchange Offer (the "New Senior Subordinated Notes" and, together with the Senior Subordinated Notes, the "Notes") will be unconditionally guaranteed on a senior subordinated basis by each of (i) Loomis Holding Corporation (to be renamed LFC Holding Corporation), a Delaware corporation ("LFC"), (ii) Loomis Armored Inc. (to be renamed Loomis, Fargo & Co.), a Texas corporation and a wholly-owned subsidiary of LFC (the "Operating Subsidiary"), (iii) Wells Fargo Armored Service Corporation of Texas (to be renamed LFC Armored of Texas Inc.), a Texas corporation ("Wells Fargo of Texas"), (iv) Wells Fargo Armored Service Corporation of Puerto Rico (to be renamed Loomis, Fargo & Co. of Puerto Rico), a Tennessee corporation ("Wells Fargo of Puerto Rico"), and (v) any other subsidiary formed or acquired after the Closing Date (as defined below) that either (x) guarantees any Senior Debt of the Company or any Indebtedness of the Company that is pari passu in right of payment with the Notes or (y) is or becomes a Significant Subsidiary (whether as a result of creation, acquisition, additional investment, internal growth, or otherwise), and their respective successors and assigns (collectively, the "Guarantors") pursuant to their guarantees (the "Subsidiary Guarantees"). The Senior Subordinated Notes are to be issued pursuant to an indenture to be dated as of January 24, 1997 (the "Indenture") among the Company, the Guarantors party thereto and Marine Midland Bank, as trustee (the "Trustee"), substantially in the form attached hereto as Exhibit A.

          Upon original issuance thereof, and until such time as is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Senior Subordinated Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

          "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT IN CONNECTION WITH THE SALE HEREOF, AND SUCH PURCHASER REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE LATER OF THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH RESTRICTED SECURITIES (OR ANY PREDECESSOR) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE; ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D) AND (E) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE."

          A HOLDER OF THIS NOTE SHALL HAVE ALL THE RIGHTS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT.

          The Senior Subordinated Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act in reliance on an exemption from such registration requirements. The Company has prepared a preliminary offering memorandum, dated

December 23, 1996 (the "Preliminary Offering Memorandum"), and will prepare a final offering memorandum to be dated the date hereof (the "Final Offering Memorandum" and, together with the Preliminary Offering Memorandum, the "Offering Memorandum"), setting forth or including a description of the terms of the Senior Subordinated Notes, the terms of the offering and the Transactions (as defined below), a description of the Company, LFC, the Operating Subsidiary and Wells Fargo Armored Service Corporation ("Wells Fargo") and any material developments relating to the Company, LFC, the Operating Subsidiary and Wells Fargo (collectively, the "Operative Entities") occurring after December 23, 1996. Copies of the Preliminary Offering Memorandum have been, and copies of the Final Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum, the Final Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offering and resale of the Senior Subordinated Notes by the Initial Purchasers in accordance with Section 3 hereof.

          It is understood by the parties hereto that simultaneous with the closing of the transactions contemplated under this Agreement (i) pursuant to a contribution agreement (the "Contribution Agreement") dated as of November 28, 1996 among the Company, Borg-Warner Security Corporation, Wells Fargo, LFC, the Operating Subsidiary and the Loomis Stockholders Trust, a Delaware business trust (the "Business Trust"), the Company will (A) acquire all right, title and interest in all outstanding equity securities of LFC, (B) acquire all right, title and interest in substantially all of the assets of Wells Fargo and (C) take such other actions as shall be contemplated thereunder and (ii) the Business Trust and Wells Fargo will become the sole stockholders of the Company and will enter into a stockholders agreement, dated the Closing Date, with the Company and Wingate Partners, L.P., a Delaware limited partnership (the "Stockholders Agreement") (the transactions described in clauses (i) and (ii) herein referred to as the "Transactions"). It is further understood by the parties hereto that the Company, LFC and the Operating Subsidiary will enter into a credit facility (the "New Credit Facility") with Lehman Commercial Paper, Inc. and NationsBank of Texas, N.A., as agents for themselves and other potential lenders, providing for revolving credit borrowings in an amount not to exceed $115 million, of which $32.4 million shall be available to be drawn upon by the Company on the Closing Date.

          The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement"), substantially in the form attached hereto as Exhibit B, pursuant to which the Company and the Guarantors will agree to use their reasonable best efforts to commence an offer to exchange the Senior Subordinated Notes for New Senior Subordinated Notes that have been registered under the Securities Act, and that otherwise are identical in all respects to the Senior Subordinated Notes, or to cause a shelf registration statement to become effective under the Securities Act and to remain effective for the period designated in the Registration Rights Agreement.

          Capitalized terms used herein and not otherwise defined are used as defined in the Offering Memorandum.

          1. Representations, Warranties and Agreements of the Company, LFC and the Operating Subsidiary. Each of the Company, LFC and the Operating Subsidiary hereby represents, warrants and agrees that:

               (a) Each of the Preliminary Offering Memorandum and the Final Offering Memorandum as of its date did not, and the Final Offering Memorandum as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company, LFC and the
                           --------  -------
     Operating Subsidiary make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum, as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum or the Final Offering Memorandum.

               (b) Each of the Company, LFC and the Operating Subsidiary has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and, as of the date hereof LFC is, and, as of the Closing Date, the Company will be, duly qualified to do business and is in good standing as a foreign corporation in the State of Texas (except where the failure to be so qualified and in good standing, whether singly or in the aggregate, would not (i) have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, LFC and the Operating Subsidiary, taken as a whole or (ii) have a material adverse effect on the ability of the Company, LFC and the Operating Subsidiary to consummate the transactions contemplated under this Agreement, the Indenture, the Registration Rights Agreement, the New Credit Facility, the Senior Guarantees (as defined below), the Contribution Agreement and the Stockholders Agreement (collectively, the "Operative Agreements") (any of the events set forth in clause (i) or (ii), a "Material Adverse Effect"), and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged, in each case as of the date hereof and after giving effect to the Transactions. On the Closing Date, (x) LFC will be a direct, wholly owned subsidiary of the Company, (y) the Operating Subsidiary, Wells Fargo of Texas and Wells Fargo of Puerto Rico will be indirect, wholly owned subsidiaries of the Company and (z) the Company will have no other subsidiaries.

               (c) Assuming the Senior Subordinated Notes are issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and this Agreement, that the representations and warranties and covenants of the Initial Purchasers contained in Section 3 hereof are true, correct and complete, and the Initial Purchasers comply with their covenants in
     Section 3 hereof, (i) registration under the Securities Act of the Senior Subordinated Notes or qualification of the Indenture in respect of the Senior Subordinated Notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is not required in connection with the offer and sale of the Senior Subordinated Notes to the Initial Purchasers in the manner contemplated by the Offering

     Memorandum or this Agreement and (ii) initial resales of the Senior Subordinated Notes by the Initial Purchasers on the terms and in the manner set forth in the Offering Memorandum and Section 3 hereof are exempt from the registration requirements of the Securities Act.

               (d) The Company has an authorized capitalization as set forth in the Offering Memorandum. On each of (i) the date hereof and (ii) the Closing Date after giving effect to the Transactions, all of the capital stock or other ownership interests of the Company are and will have been duly and validly authorized and issued, fully paid and nonassessable.

               (e) This Agreement has been duly authorized, executed and delivered by each of the Company, LFC and the Operating Subsidiary and (assuming the due execution and delivery thereof by the Initial Purchasers) is a legally valid and binding agreement of each of the Company, LFC and the Operating Subsidiary, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

               (f) The Indenture has been duly authorized by the Company and, as of the Closing Date, will have been duly authorized by the Guarantors party thereto, and when duly executed and delivered by the Company and the Guarantors party thereto (assuming the due execution and delivery thereof by the Trustee) will be a legally valid and binding agreement of each of the Company and the Guarantors party thereto, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

               (g) The Senior Subordinated Notes have been duly authorized, and, when duly executed, authenticated, issued and delivered upon payment therefor as provided herein, will be validly issued and outstanding, and will constitute the legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

               (h) As of the Closing Date, the New Senior Subordinated Notes will have been duly authorized, and, when duly executed, authenticated, issued and delivered in exchange for the Senior Subordinated Notes, will be validly issued and outstanding, and will constitute the legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

               (i) Upon consummation of the Transactions, the Company will own 100% of the outstanding capital stock of LFC and there will be no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, the capital stock of LFC. As of the Closing Date, all of the shares of capital stock of LFC will be owned by the Company free and clear of any security interest, claim, lien or encumbrance (except for liens arising from the New Credit Facility).

               (j) On each of (i) the date hereof and (ii) the Closing Date after giving effect to the Transactions, LFC will own 100% of the outstanding capital stock of the Operating Subsidiary and there will be no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, the capital stock of the Operating Subsidiary. As of the Closing Date, all of the shares of capital stock of the Operating Subsidiary will be owned by LFC free and clear of any security interest, claim, lien or encumbrance (except for liens arising from the New Credit Facility).

               (k) The Registration Rights Agreement has been duly authorized by the Company and, as of the Closing Date, will have been duly authorized by the Guarantors, and when duly executed and delivered by the Company and the Guarantors (assuming the due execution and delivery by the Initial Purchasers) will be a legally valid and binding agreement of the Company and the Guarantors, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

               (l) As of the Closing Date, the New Credit Facility will have been duly authorized, executed and delivered by the Company and (assuming the due execution and delivery by the parties thereto other than the Company) is a legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

               (m) As of the Closing Date, the guarantees of the New Credit Facility (the "Senior Guarantees") will have been duly authorized, executed and delivered by each of the Guarantors and (assuming the due execution and delivery by the parties thereto other than the Guarantors) are legally valid and binding agreements of each of the Guarantors, enforceable against each of them in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

               (n) The Contribution Agreement has been duly authorized, executed and delivered by each of the Operative Entities which is a party thereto and (assuming the due execution and delivery by the parties thereto other than such Operative Entities) is a legally valid and binding agreement of the Operative Entities party thereto, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

               (o) The Stockholders Agreement has been duly authorized by each of the Operative Entities contemplated to be a party thereto and when executed by each of such Operative Entities and (assuming the due execution and delivery by the parties thereto other than the Operative Entities party thereto) will be a legally valid and binding agreement of such Operative Entities, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

               (p) (i) The execution, delivery and performance of the Operative Agreements by the Operative Entities party thereto and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Transactions), (ii) the issuance and sale of the Notes and the Subsidiary Guarantees by the Company and the Guarantors, as applicable, and (iii) the use of the proceeds from the sale of the Notes as described in the Offering Memorandum, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Operative Entities is a party or by which any of the Operative Entities is bound or to which any of the property or assets of any of the Operative Entities is subject, nor will such actions result in any violation of the provisions of the charter, by-laws, operating agreement or other organizational documents of any of the Operative Entities or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Operative Entities or any of their properties or assets (except to the extent any such conflict, breach, violation or default would not, whether singly or in the aggregate, have a Material Adverse Effect); and except such consents, approvals, authorizations, registrations or qualifications as may be required under the applicable state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers or as set forth in the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Operative Agreements by the Operative Entities party thereto and the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of the Notes and the Subsidiary Guarantees by the Company and the Guarantors, as applicable (except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such filing or registration would not, whether singly or in the aggregate, have a Material Adverse Effect).

               (q) None of the Operative Entities is in breach or violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the property or assets (and with respect to Wells Fargo, the property or assets subject to transfer in accordance with the Contribution Agreement) of any of the Operative Entities is subject, nor is any of the Operative Entities in violation of the provisions of its respective charter, by-laws, operating agreement or other organizational documents or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Operative Entities or any of their respective properties or assets (and with respect to Wells Fargo, the property or assets subject to transfer in accordance with the Contribution Agreement) (except to the extent any such conflict, breach, violation or default does not have, whether singly or in the aggregate, a Material Adverse Effect).

               (r) The Notes, the Indenture, the Subsidiary Guarantees, the Registration Rights Agreement, the New Credit Facility, the Senior Guarantees, the Contribution Agreement and the Stockholders Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

               (s) There are no legal or governmental proceedings pending to which any of the Operative Entities is a party or of which any property or assets (and with respect to Wells Fargo, the property or assets subject to transfer in accordance with the Contribution Agreement) of any of the Operative Entities is the subject which, if determined adversely to such Operative Entity, could reasonably be expected to have, whether singly or in the aggregate, a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Memorandum; and to the best knowledge of the Company, LFC and the Operating Subsidiary, except as set forth or contemplated in the Offering Memorandum, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (t) Except as set forth in the Registration Rights Agreement and the Stockholders Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

               (u) None of the Operative Entities has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material losses or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there have not been any material changes in the capital stock or long-term debt of any of the Operative Entities, or any material adverse changes, or any developments involving any of the Operative Entities that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, LFC and the Operating Subsidiary, taken as a whole after giving effect to the Transactions, otherwise than as set forth or contemplated in the Offering Memorandum.

               (v) The financial statements (including the related notes and supporting schedules) of the Operative Entities which appear in the Offering Memorandum comply as to form in all material respects with the requirements of the Securities Act, present fairly the financial condition and results of operations of such entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as set forth therein; the pro forma information, together with related notes forming part of the Offering Memorandum, have been prepared on a basis consistent with the historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Contribution Agreement, the Offering Memorandum and this Agreement; the other historical, financial and statistical information and data set forth in the Offering Memorandum is, in all material respects, fairly presented and prepared on a basis consistent with such financial statements and the books and records of the entities covered thereby.

               (w) Ernst & Young LLP and Deloitte & Touche LLP, who have certified certain financial statements contained in the Offering Memorandum, whose reports appear in the Offering Memorandum, and who have delivered the initial letters referred to in Section 7(g) hereof, are independent public accountants, in the case of Ernst & Young LLP with respect to the Company, LFC and the Operating Subsidiary and in the case of Deloitte & Touche LLP with respect to Wells Fargo, under Rule 101 of the American Institute of Certified Public Accountants' ("AICPA") Code of Professional Conduct and its interpretations and rulings during the periods covered by the financial statements on which they reported contained in the Offering Memorandum.

               (x) After giving effect to the Transactions, (i) the Company, LFC and the Operating Subsidiary will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by each of them, including such property as shall be transferred to the Company, LFC or the Operating Subsidiary pursuant to the terms of the Contribution Agreement, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, LFC or the Operating Subsidiary after consummation of the Transactions; and (ii) except as set forth in the Offering Memorandum, all real property, trucks, buildings and other property held under lease, including leases relating to such real property, trucks, buildings and other property as shall be transferred to the Company, LFC or the Operating Subsidiary pursuant to the terms of the Contribution Agreement, will be held by the Company, LFC and the Operating Subsidiary under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, trucks, buildings and other property by the Company, LFC and the Operating Subsidiary after consummation of the Transactions. You have been provided with true, correct and complete information regarding the amount of title insurance (if any) previously issued with respect to real property owned or leased by the Operative Entities on the date hereof and to be owned or leased by the Company, LFC and the Operating Subsidiary after giving effect to the Transactions. The Operative Entities enjoy peaceful and undisturbed possession under all leases to which each of them is a party as lessee, except for such leases that, in the aggregate will not be material to the business of the Company, LFC and the Operating Subsidiary taken as a whole after giving effect to the Transactions. No consent need be obtained from any person with respect to any such lease or agreement in connection with the transactions contemplated hereby, pursuant to the Contribution Agreement and in the Offering Memorandum (except as set forth in the Offering Memorandum or except to the extent that the failure to obtain any such consent, whether singly or in the aggregate, would not have a Material Adverse Effect). None of the properties or assets, the value of which is reflected in the balance sheets referred to in Section 1(v) hereof, is held under any lease (except for properties or assets held under capital leases and leasehold improvements held under both capital leases and operating leases) or as conditional vendee under any conditional sale or other title retention agreement. Except for such assets, trucks, plants and facilities as are not material in the aggregate to the business of the Company, LFC and the Operating Subsidiary taken as a whole after giving effect to the Transactions, all tangible assets, trucks, plants and facilities of the Operative Entities are in good condition and repair (ordinary wear and tear excepted) and are adequate, in the reasonable opinion of the Company, LFC and the Operating Subsidiary, for the uses to which they are being put or are expected to be put in the ordinary course of business.

               (y) After giving effect to the Transactions, the Company, LFC and the Operating Subsidiary will maintain with reputable insurers such insurance as may be required by law and is reasonably adequate in respect of the Company's business, in accordance with industry standards and the requirements of any documents to which the Company, LFC or the Operating Subsidiary respectively is a party.

               (z) The Operative Entities own or possess, and after giving effect to the Transactions, the Company, LFC and the Operating Subsidiary will own or possess, adequate rights to use all material patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and the Company, LFC and the Operating Subsidiary have no reasonable basis to believe that the conduct of such businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

               (aa) No relationship, direct or indirect, exists on the date hereof or will exist on the Closing Date and after giving effect to the Transactions between or among the Company, LFC or the Operating Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, LFC or the Operating Subsidiary on the other hand, which is required to be described in the Offering Memorandum which is not so described pursuant to Regulation S-K of the Securities and Exchange Commission (the "Commission") (assuming Regulation S-K is applicable to the Offering Memorandum).

               (bb) The Company has complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

               (cc) After giving effect to the Transactions, the fair saleable value of the assets of the Company, LFC and the Operating Subsidiary exceeds the amount that will be required to be paid on or in respect of their respective debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured. The assets of the Company, LFC and the Operating Subsidiary after giving effect to the Transactions do not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted. The Company, LFC and the Operating Subsidiary do not intend to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature. Upon the issuance of the Notes and the Subsidiary Guarantees and after giving effect to the New Credit Facility and the Transactions, the present fair saleable value of the assets of the Company, LFC and the Operating Subsidiary, as the case may be, will exceed the respective amounts that will be required to be paid on or in respect of their respective existing debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured. The assets of the Company, LFC and the Operating Subsidiary, upon issuance of the Notes and the Subsidiary Guarantees and after giving effect to the New Credit Facility and the Transactions, will not constitute unreasonably small capital to carry out their respective businesses as now conducted, including, without limitation, their respective capital needs, taking into account their respective capital requirements and capital availability.

               (dd) Except as set forth in the Offering Memorandum, none of the Operative Entities (i) has violated any federal, state, local or foreign environmental safety or similar law or regulation applicable to its business relating to the protection of human health and safety or the environment or imposing liability or standards of conduct concerning any Hazardous Materials ("Environmental Laws"), (ii) lacks any permits, licenses or other approvals required of it under applicable Environmental Laws to own, lease and operate its respective properties and to conduct its business as described in the Offering Memorandum, (iii) is violating any terms and conditions of any such permit, license or approval or (iv) has permitted to occur any event that allows, or after notice or lapse of time would allow, the revocation or termination of any such permit, license or approval or that results in any impairment of their rights thereunder that , with respect to any matter specified in clause (i), (ii), (iii) or (iv) above, could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

               (ee) (i) Except as set forth in the Offering Memorandum, each of the Operative Entities has, and each of the Company, LFC and the Operating Subsidiary will have after giving effect to the Transactions, all certificates, consents, exemptions, orders, permits, franchises, licenses, authorizations, or other approvals (each an "Authorization") of and from, and has made all declarations and filings with and notices to, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license, operate and use its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure so to obtain or file would not, singly or in the aggregate, have a Material Adverse Effect, (ii) all such Authorizations are or will be valid and in full force and effect except to the extent that the failure to be valid and in full force and effect would not, whether singly or in the aggregate, have a Material Adverse Effect and
     (iii) the Operative Entities are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto except to the extent that such failure to comply would not, singly or in the aggregate, have a Material Adverse Effect.

               (ff) Each of the Company, LFC and the Operating Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, LFC or the Operating Subsidiary would have any liability; none of the Company, LFC or the Operating Subsidiary has incurred nor does it expect to incur liability, whether as a result of the Transactions or otherwise, under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, LFC or the Operating Subsidiary would have any liability, whether as a result of the Transactions or otherwise, that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the knowledge of the Company, LFC or the Operating Subsidiary, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (gg) No organized labor disturbance by the employees of the Operative Entities exists or, to the knowledge of the Company, LFC or the Operating Subsidiary, is imminent which could reasonably be expected to have a Material Adverse Effect.

               (hh) Each of the Operative Entities has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid, or made adequate reserve or provision for the payment of, all taxes due thereon, and no tax deficiency has been determined adversely to any of the Operative Entities which has had (nor does the Company, LFC or the Operating Subsidiary have any knowledge of any tax deficiency which, if determined adversely to any of the Operative Entities, might have) a Material Adverse Effect, except as set forth or contemplated in the Preliminary Offering Memorandum, as of its date, or the Offering Memorandum.

               (ii) Each of the Operative Entities (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

               (jj) None of the Company, LFC or the Operating Subsidiary, nor, to the knowledge of the Company, LFC or the Operating Subsidiary, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, LFC or the Operating Subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (kk) None of the Company, LFC or the Operating Subsidiary is, or will be upon the issuance and sale of the Notes and the application of net proceeds therefrom as described in the Offering Memorandum, an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

               (ll) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Senior Subordinated Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

               (mm) None of the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) or any person acting on its or their behalf, has, directly or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the offering and sale of the Senior Subordinated Notes in a manner that would require the registration of the Senior Subordinated Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Senior Subordinated Notes.

               (nn) None of the Company, its affiliates or any person acting on their behalf, has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes and the Company and its affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S provided that no representation is made as to the Initial Purchasers or any person acting on their behalf.

               (oo) Neither the Company nor any of its affiliates has taken, nor will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Senior Subordinated Notes.

               (pp) Each of the Preliminary Offering Memorandum, together with any amendment or supplement thereto, and the Final Offering Memorandum, together with any amendment or supplement thereto, as of their respective dates, contain the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

               (qq) None of the Company, LFC or the Operating Subsidiary has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes or the Subsidiary Guarantees to violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          2.   Purchase of the Senior Subordinated Notes by the Initial
Purchasers.

          On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Initial Purchasers and each of the Initial Purchasers severally and not jointly agrees to purchase from the Company, the principal amount of Senior Subordinated Notes as set forth opposite each Initial Purchaser's name on
Schedule I hereto, at a purchase price equal to 97% of the principal amount thereof.

          The Company shall not be obligated to deliver any of the Senior Subordinated Notes to be delivered except upon payment for all the Senior Subordinated Notes to be purchased as provided herein or in the Offering Memorandum.

          3. Sale and Resale of the Senior Subordinated Notes by the Initial Purchasers.

          Each of the Initial Purchasers represents and warrants to the Company that it will offer the Senior Subordinated Notes for resale only upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser (i) is an institutional Accredited Investor within the meaning of Rule 501 under the Securities Act, (ii) is purchasing the Senior Subordinated Notes pursuant to a private sale exempt from registration under the Securities Act, (iii) will not solicit offers for, or offer or sell, the Senior Subordinated Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, and
(iv) will solicit offers for the Senior Subordinated Notes only from, and will offer, sell or deliver the Senior Subordinated Notes, as part of their initial offering, only to (A) persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, (B) to a limited number of other institutional accredited investors ("Accredited Investors") as defined in Rule 501(a)(1)(2), (3) or (7), in the case of (A) and (B), in transactions under Rule 144A or Regulation D in private sales exempt from registration under the Securities Act and (C) outside the United States to persons other than U.S. persons (as defined in Regulation S) in reliance on Regulation S.

          4.   Delivery of and Payment for the Senior Subordinated Notes.

          Delivery of and payment for the Senior Subordinated Notes shall be made at the office of Willkie Farr & Gallagher, Citicorp Center, 153 E. 53rd Street, New York, NY 10022, at 10:00 A.M., New York City time, on January 24, 1997 or at such other date or place as shall be determined by agreement between the Initial Purchasers and the Company. This date and time are sometimes referred to as the "Closing Date." On the Closing Date, the Company shall deliver or cause to be delivered the Senior Subordinated Notes to the Initial Purchasers for the account of the Initial Purchasers against payment to or upon the order of the Company of the purchase price by wire transfer in federal (same-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchasers hereunder. Upon delivery, except for the Temporary Regulation S Global Note, which shall be in temporary form, the Senior Subordinated Notes shall be in definitive fully registered form and registered in such names and in such denominations as the Initial Purchasers shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of the Senior Subordinated Notes, the Company shall make the Senior Subordinated Notes available for inspection by the Initial Purchasers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

          5.   Further Agreements of the Company.  The Company agrees:

               (a) To furnish to the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Final Offering Memorandum and any supplements and amendments thereto as they may reasonably request.

               (b) Prior to making any amendment or supplement to the Offering Memorandum, the Company shall furnish a copy thereof to the Initial Purchasers and counsel to the Initial Purchasers and will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review.

               (c) If, at any time prior to completion of the distribution of the Senior Subordinated Notes by the Initial Purchasers to purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law and to furnish to the Initial Purchasers such number of copies as they may reasonably request.

               (d) So long as any Senior Subordinated Notes are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Senior Subordinated Notes and prospective purchasers of Senior Subordinated Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

               (e) For a period of five years following the Closing Date, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Notes pursuant to the Indenture.

               (f) To use its reasonable best efforts to qualify the Notes for sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Notes. The Company will also arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Initial Purchasers reasonably request. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

               (g) To use its reasonable best efforts to permit the Senior Subordinated Notes to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market and to permit the Senior Subordinated Notes to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

               (h) Not to, and will cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the

     Securities Act) in a transaction that could be integrated with the sale of the Senior Subordinated Notes in a manner which would require the registration under the Securities Act of the Senior Subordinated Notes.

               (i) Except following the effectiveness of any Registration Statement (as defined in the Registration Rights Agreement) and except for such offers as may be made as a result of, or subsequent to, filing such Registration Statement or amendments thereto prior to the effectiveness thereof, not to, and will cause its affiliates not to, solicit any offer to buy or offer to sell the Senior Subordinated Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (j) To apply the net proceeds from the sale of the Senior Subordinated Notes as set forth in the Offering Memorandum.

               (k) To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

               (l) To do all things necessary to satisfy the closing conditions set forth in Section 7 hereof.

               (m) As promptly as practicable following the Closing Date to take such action as shall be necessary to duly qualify each of the Company and its subsidiaries to do business and to be in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification.

          6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Notes and any duties and taxes payable in that connection; (b) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and exhibits thereto; (c) the costs of distributing the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendment or supplement thereto or any document incorporated by reference therein; (d) the costs of reproducing and distributing the Operative Agreements;
(e) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Initial Purchasers); (f) the costs incident to the preparation, printing and delivery of the certificates representing the Notes; (g) the fees and disbursements of the Company's counsel and accountants; (h) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Notes, the Indenture and any other Operative Agreements to which the Trustee is a party;
(i) the fees paid to rating agencies in connection with the rating of the Notes;
(j) the costs and expenses of DTC and its nominee, including its book-entry system, (k) all expenses and listing fees incurred in connection with the application for quotation of the Senior Subordinated Notes on the PORTAL market; and (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement provided that, except as provided in this Section 6(e) and in Section 10, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel.

          7.   Conditions of Initial Purchasers' Obligations.

          The respective obligations of the Initial Purchasers hereunder are subject to the following terms and conditions:

               (a) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Willkie Farr & Gallagher, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) All of the representations and warranties of the Company, LFC and the Operating Subsidiary contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company, LFC and the Operating Subsidiary shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

               (c) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the business day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Senior Subordinated Notes in any jurisdiction referred to in Section 5(f) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

               (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of all of the Operative Agreements, the Notes, the Offering Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Initial Purchasers, and the Company, LFC and the Operating Subsidiary shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               (e) Weil, Gotshal & Manges LLP, counsel for the Company, LFC and the Operating Subsidiary, shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, LFC and the Operating Subsidiary, addressed to the Initial

     Purchasers and dated the Closing Date, substantially in the form set forth in Schedule II hereto.

               (f) You shall have received on the Closing Date a letter from Davis Polk & Wardwell granting permission to the Initial Purchasers to rely on opinion delivered pursuant to Section 9.2(c) of the Contribution Agreement.

               (g) You shall have received on the Closing Date a letter from the General Counsel of Borg-Warner Corporation granting permission to the Initial Purchasers to rely on opinions delivered pursuant to Section 9.2(d) of the Contribution Agreement.

               (h) You shall have received on the Closing Date a letter from Prickett, Jones, Elliott, Kristol and Schnee granting permission to the Initial Purchasers to rely on opinions delivered pursuant to Section 9.3(d) of the Contribution Agreement.

               (i) You shall have received on the Closing Date an opinion of Willkie Farr & Gallagher, counsel for the Initial Purchasers, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to you.

               (j) You shall have received on the Closing Date letters from Weil, Gotshal & Manges LLP granting permission to the Initial Purchasers to rely on opinions delivered pursuant to Section 5.1 of the Credit Agreement, dated as of January 1997, among the Company, Lehman Commercial Paper Inc., NationsBanc Capital Markets, Inc. and Nationsbank of Texas, N.A.

               (k)  [Reserved.]

               (l) With respect to the letters of Ernst & Young LLP and Deloitte & Touche LLP delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchasers a letter (as used in this paragraph, the "bring-down letter") of each of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants under the guidelines of the AICPA,
     (ii) stating, as of the date of the bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

               (m) The Company, the Guarantors party thereto and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

               (n)  [Reserved.]

               (o) The Company, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

               (p) The Company, the Guarantors and each other party thereto shall have entered into the New Credit Facility and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith, including without limitation, the Senior Guarantees and at least $32.4 million shall be available for borrowing under the New Credit Facility.

               (q) The Company, LFC, the Operating Subsidiary and each other party thereto shall have entered into the Contribution Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of all other documents and agreements entered into in connection therewith, including without limitation, the Stockholders Agreement.

               (r) The Company and the Operating Subsidiary shall have obtained such cargo, automobile and general liability insurance as described in the Offering Memorandum and such insurance shall be in full force and effect on the Closing Date.

               (s) All material conditions set forth in Article IX of the Contribution Agreement shall have been satisfied.

               (t) The consummation of the Transactions shall have occurred concurrently with the purchase and sale hereunder.

               (u) The Federal Reserve Bank of New York shall have informed the Company that there shall be no interruption in the business of the Company or its subsidiaries as a result of the Transactions.

               (v) The Company, LFC and the Operating Subsidiary shall have each furnished to the Initial Purchasers a certificate, dated the Closing Date, of its Chairman of the Board or President and its Chief Financial Officer stating that:

                    (i) the representations and warranties of the Company, LFC and the Operating Subsidiary, as applicable, in Section 1 are true and correct on the Closing Date with the same force and effect as if made on the Closing Date; the Company, LFC and the Operating Subsidiary, as applicable, have performed or complied in all material respects with all their respective agreements contained herein; and the conditions set forth in Section 7 have been fulfilled in all material respects; and

                    (ii) the has reviewed the Offering Memorandum and, in his opinion (A) as of the Closing Date, the Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the date of the Offering Memorandum no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum and was not so set forth.

               (w) (i) None of the Operative Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum losses or interferences with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any organized labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Operative Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Operative Entities, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Senior Subordinated Notes being delivered on the Closing Date on the terms and in the manner contemplated herein or in the Offering Memorandum.

               (x) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company, LFC or the Operating Subsidiary or any of the assets or operations to be acquired in the Transactions before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued by the Commission or any governmental agency of any jurisdiction referred to in Section 5(f) preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

               (y) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the Commission, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Senior Subordinated Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

               (z)  Subsequent to the execution and delivery of this Agreement,
     (i) no downgrading shall have occurred in the rating accorded the Senior Subordinated Notes by a nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission (the "Rules and Regulations"), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Senior Subordinated Notes.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          8.   Indemnification and Contribution.

               (a) The Company, LFC and the Operating Subsidiary, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Senior Subordinated Notes), to which such Initial Purchaser or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Final Offering Memorandum or in any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company, LFC and the Operating Subsidiary shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company, LFC and the Operating Subsidiary shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or Final Offering Memorandum or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company, LFC and the Operating Subsidiary by or on behalf of any Initial Purchaser specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company, LFC and the Operating Subsidiary may otherwise have to any Initial Purchaser or to any controlling person of such Initial Purchaser.

               (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each of the Company, LFC and the Operating Subsidiary, each of their respective directors, each of their respective officers and each person, if any, who controls either the Company, LFC or the Operating Subsidiary within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which either the Company, LFC, the Operating Subsidiary or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, LFC and the Operating Subsidiary by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, LFC and the Operating Subsidiary and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, LFC and the Operating Subsidiary or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, LFC and the Operating Subsidiary or any such director, officer or controlling person.

               (c)  Promptly after receipt by an indemnified party under this
     Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
     Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party pursuant to this Section 8 shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section
     8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchasers, if the indemnified parties under this
     Section 8 consist of the Initial Purchasers or any of their controlling persons, or by the Company, if the indemnified parties under this Section 8 consist of the Company, LFC, the Operating Subsidiary or any of their respective directors, officers or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, LFC and the Operating Subsidiary on the one hand and the Initial Purchasers on the other from the offering of the Senior Subordinated Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, LFC and the Operating Subsidiary on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, LFC and the Operating Subsidiary on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Senior Subordinated Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Senior Subordinated Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Senior Subordinated Notes under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, LFC and the Operating Subsidiary or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, LFC, the Operating Subsidiary and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Subordinated Notes purchased by it and sold to investors in exempt resales exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The parties hereto confirm and agree that the statements with respect to the offering of the Senior Subordinated Notes set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page and under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

          9.   Termination.

               (a) The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Senior Subordinated Notes if, prior to that time, any of the events described in Sections 7(w) and 7(y) shall have occurred or if the Initial

     Purchasers shall decline to purchase the Senior Subordinated Notes for any reason permitted under this Agreement.

               (b) If, on the Closing Date, the Initial Purchasers shall default in the performance of their obligations under this Agreement, this Agreement shall terminate without liability on the part of the Company, LFC and the Operating Subsidiary, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 6 and except that the provisions of Section 8 shall not terminate and shall remain in full force and effect.

          10. Reimbursement of Initial Purchasers' Expenses. If (a) the Company, LFC or the Operating Subsidiary shall fail or refuse to comply with the terms or to fulfill any of the conditions of this Agreement or (b) the Initial Purchasers shall decline to purchase the Senior Subordinated Notes for any reason permitted under this Agreement (other than termination of this Agreement pursuant to Section 7(w) or 7(y)), the Company shall reimburse the Initial Purchasers for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Senior Subordinated Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

          11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-528-8822), with a copy to Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, Attention: John S. D'Alimonte (Fax: 212-821-8111);

               (b) if to the Company, LFC or the Operating Subsidiary, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Chief Financial Officer (Fax: 713-647-5697) with a copy to Weil Gotshal and Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, Attention:
     Mary R. Korby (Fax 214-746-7777);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers.

          12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, LFC and the Operating Subsidiary and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company, LFC and the Operating Subsidiary contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of each of the Company, LFC and the Operating Subsidiary, officers of each of the Company, LFC and the Operating Subsidiary and any person controlling the Company, LFC or the Operating Subsidiary within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. Survival. The respective indemnities, representations, warranties and agreements of the Company, LFC and the Operating Subsidiary and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Senior Subordinated Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          14. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

          16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours.

                                        LOOMIS, FARGO & CO.

                                        By: /s/ James K. Jennings, Jr.
                                            -----------------------------------
                                             Name: James K. Jennings, Jr.
                                             Title: Vice President

                                        LOOMIS HOLDING CORPORATION

                                        By: /s/ James K. Jennings, Jr.
                                            -----------------------------------
                                             Name: James K. Jennings, Jr.
                                             Title: Vice President

                                        LOOMIS ARMORED INC.

                                        By: /s/ James K. Jennings, Jr.
                                            -----------------------------------
                                             Name: James K. Jennings, Jr.
                                             Title: Vice President
Accepted:

LEHMAN BROTHERS INC.

By: /s/ Mark W. Filipski
   ------------------------------
   Name: Mark W. Filipski
   Title: Managing Director

NATIONSBANC CAPITAL MARKETS, INC.

By: /s/ William A. Bowen Jr.
    -----------------------------
   Name: William A. Bowen Jr.
   Title: Senior V.P and Director

                                  SCHEDULE I

                                            Principal Amount of
Initial Purchaser                          Notes to be Purchased
-----------------                          ----------------------
Lehman Brothers Inc.                           $   72,250,000
NationsBanc Capital Markets, Inc.                  12,750,000
                                           ----------------------
                                               $   85,000,000
                                           ======================

                                  SCHEDULE II

                 Form of Opinion of Weil, Gotshal & Manges LLP

                               January 24, 1997


Lehman Brothers Inc.
NationsBanc Capital Markets, Inc.

c/o Lehman Brothers Inc.
Three Word Financial Center
New York, New York 10285

Ladies and Gentlemen:


          We have acted as counsel to Loomis, Fargo & Co., a Delaware corporation (the "Company"), Loomis Holding Corporation (to be renamed LFC Holding Corporation), a Delaware corporation ("LFC"), and Loomis Armored Inc. (to be renamed Loomis, Fargo & Co.), a Texas corporation (the "Operating Subsidiary"), in connection with the preparation, authorization, execution and delivery of the Purchase Agreement (the "Purchase Agreement"), dated January 17, 1997, entered into among the Company, LFC, and the Operating Subsidiary, and Lehman Brothers Inc. and NationsBanc Capital Markets, Inc. (together, the "Initial Purchasers"), and the consummation of the transactions contemplated thereby, including the issuance and sale by the Company to the Initial Purchasers of $85,000,000 aggregate principal amount of 10% Senior Subordinated Notes due 2004 (the "Notes"). Capitalized terms defined in the Purchase Agreement and used but not otherwise defined herein are used herein as so defined in the Purchase Agreement.

          In so acting, we have examined executed copies of the following:

          (a)  the Purchase Agreement;

          (b)  the Notes delivered on the Closing Date;

          (c) the Indenture (the "Indenture"), dated as of January 24, 1997, among the Company, LFC, the Operating Subsidiary, Wells Fargo Armored Service Corporation of Texas (to be renamed LFC Armored of Texas Inc.), a Texas corporation ("LFC of Texas"), and Wells Fargo Armored Service Corporation of Puerto Rico (to be renamed Loomis, Fargo & Co. of Puerto Rico), a Tennessee corporation ("LFC of Puerto Rico"), and Marine Midland Bank, as trustee (the "Trustee");

          (d) the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of January 24, 1997, among the Company, LFC, the Operating Subsidiary, LFC of Texas, LFC of Puerto Rico and the Initial Purchasers;

          (e) the Contribution Agreement (the "Contribution Agreement"), dated as of November 28, 1996, among the Company, LFC, the Operating Subsidiary, Wells Fargo Armored Service Corporation ("Wells Fargo Armored"), Borg-Warner Security Corporation and the Loomis Stockholders Trust;

          (f) the Stockholders Agreement (the "Stockholders Agreement"), dated as of January 24, 1997, among the Company, the Loomis Stockholders Trust, Wells Fargo Armored and Wingate Partners, L.P.; and

          (g) the Credit Agreement (the "New Credit Facility"), dated as of January 24, 1997, among the Company, the banks lenders thereto, and Lehman Commercial Paper, Inc., NationsBanc Capital Markets, Inc. and NationsBanc of Texas, N.A., as agents.

          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of each of the Company, LFC and the Operating Subsidiary and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of each of the Company, LFC and the Operating Subsidiary and upon the representations and warranties of the Company contained in the Purchase Agreement. As used herein "to our knowledge" or "of which we are aware" means the conscious awareness of facts or other information by any lawyer in our firm actively involved in negotiating the transactions contemplated by the Operative Agreements.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Final Offering Memorandum.

          2. The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. Upon consummation of the Transactions, there will be 10,000,000 shares of common stock issued and outstanding, and all of such outstanding shares of the Company's capital stock will have been duly authorized and validly issued, and will be fully paid and nonassessable.

          3. Each of LFC and the Operating Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the State of Texas, respectively, and each of LFC and the Operating Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Final Offering Memorandum. Upon consummation of the Transactions, all of the outstanding shares of capital stock of LFC will be owned of record by the Company, and all of the outstanding shares of capital stock of the Operating Subsidiary will be owned of record by LFC, in each case free and clear, to our knowledge, of all liens, claims, limitations on voting rights, options, security interests and other encumbrances other than those arising from the New Credit Facility and will have been duly authorized and validly issued, and will be fully paid and nonassessable. To our knowledge, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating LFC or the Operating Subsidiary to issue any shares of capital stock of LFC or the Operating Subsidiary or any securities convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of such stock.

          4. To our knowledge and other than as set forth in the Final Offering Memorandum, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company, LFC or the Operating Subsidiary that, if determined adversely to the Company, LFC or the Operating Subsidiary, would have a material adverse effect on the business, operations or financial condition of the Company, LFC and the Operating Subsidiary considered as a whole.

          5. Each of the Company, LFC and the Operating Subsidiary has all requisite corporate power and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Purchase Agreement by each of the Company, LFC and the Operating Subsidiary and the consummation by each of the Company, LFC and the Operating Subsidiary of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of the Company, LFC and the Operating Subsidiary. The Purchase Agreement has been duly and validly executed and delivered by each of the Company, LFC and the Operating Subsidiary and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the legal, valid and binding obligation of each of the Company, LFC and the Operating Subsidiary, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

          6. Each of the Company, LFC and the Operating Subsidiary has all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder. The execution, delivery and performance of the Indenture by each of the Company, LFC and the Operating Subsidiary and the consummation by each of the Company, LFC and the Operating Subsidiary of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of the Company, LFC and the Operating Subsidiary. The Indenture has been duly and validly executed and delivered by each of the Company, LFC and the Operating Subsidiary and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of each of the Company, LFC and the Operation Subsidiary, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          7. The Notes and the New Senior Subordinated Notes have been duly authorized by the Company. The Notes, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against receipt of payment therefor in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and subject to the qualification that we express no opinion as to the effect on the Notes of the laws of any jurisdiction other than federal law and the laws of the States of New York and Texas wherein any purchaser of the Notes may be located or wherein enforcement may be sought which limits the rate of interest legally chargeable or collectible. Assuming that (i) authorization of the New Senior Subordinated Notes had not been withdrawn and there had been no change in the Certificate of Incorporation or Bylaws of the Company, (ii) the New Senior Subordinated Notes were issued in the form attached to the Indenture as Exhibit
                                                                        -------
A-3 on the date hereof, with no change in the form or content of the Indenture,
---
(iii) the Exchange Offer (as defined in, and contemplated by, the Registration Rights Agreement) were completed on the date hereof in accordance with the provisions and requirements of the Securities Act and the rules and regulations promulgated thereunder and applicable interpretations thereof by the Securities and Exchange Commission, (iv) the New Senior Subordinated Notes were duly executed by the Company and authenticated by the Trustee, and (v) the New Senior Subordinated Notes were duly delivered on the date hereof against receipt of Notes surrendered in exchange therefor, the New Senior Subordinated Notes would be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and subject to the qualification that we express no opinion as to the effect on the New Senior Subordinated Notes of the laws of any jurisdiction other than federal law and the laws of the States of New York and Texas wherein any purchaser of the Notes may be located or wherein enforcement may be sought which limits the rate of interest legally chargeable or collectible.

          8. Each of the Company, LFC and the Operating Subsidiary has all requisite corporate power and authority to execute and deliver the Registration Rights Agreement and to perform its respective obligations thereunder. The execution, delivery and performance of the Registration Rights Agreement by each of the Company, LFC and the Operating Subsidiary and the consummation by each of the Company, LFC and the Operating Subsidiary of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of the Company, LFC and the Operating Subsidiary. The Registration Rights Agreement has been duly and validly executed and delivered by each of the Company, LFC and the Operating Subsidiary and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the legal, valid and binding obligations of each of the Company, LFC and the Operating Subsidiary, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

          9. Each of the Company, LFC and the Operation Subsidiary has all requisite corporate power and authority to execute and deliver the Contribution Agreement and to perform its respective obligations thereunder. The execution, delivery and performance of the Contribution Agreement by each of the Company, LFC and the Operation Subsidiary and the consummation by each of the Company, LFC and the Operating Subsidiary of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of each of the Company, LFC and the Operation Subsidiary. The Contribution Agreement has been duly and validly executed and delivered by each of the Company, LFC and the Operating Subsidiary and (assuming the due authorization, execution and delivery thereof by each of the other parties thereto) constitutes the legal, valid and binding obligations of each of the Company, LFC and the Operating Subsidiary, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          10. The Company has all requisite corporate power and authority to execute and deliver the Stockholders Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Stockholders Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Stockholders Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each of the other parties thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)

          11. The Notes, the Indenture, the Subsidiary Guarantees, the Registration Rights Agreement, the New Credit Facility, the Contribution Agreement and the Stockholders Agreement conform in all material respects as to legal matters to the descriptions thereof contained in the Final Offering Memorandum.

          12. The execution and delivery of the Purchase Agreement, the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement, the Contribution Agreement and the Stockholders Agreement, the consummation of the transactions contemplated thereby and compliance by each of the Company, LFC and the Operating Subsidiary with any of the provisions thereof will not conflict with, result in a breach of, constitute a default under or violate (i) any of the terms, conditions or provisions of the charter or bylaws of the Company, LFC or the Operating Subsidiary, (ii) any of the terms, conditions or provisions of any material document, agreement or other material instrument to which the Company, LFC or the Operating Subsidiary is a party or by which the Company, LFC or the Operating Subsidiary is bound of which we are aware, (iii) any New York, Texas, Delaware corporate or federal law or regulation (other than federal securities laws or regulations, as to which we express no opinion in this paragraph 12, or state securities or blue sky laws or regulations, federal antitrust laws, state and local regulation of armored car transport services, firearms or guard services, or the Federal Motor Carrier Act, as to which we express no opinion) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company, LFC or the Operating Subsidiary of which we are aware.

          13. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Texas, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company, LFC or the Operating Subsidiary of the Purchase Agreement, the Indenture, the Subsidiary Guarantees, the Registration Rights Agreement and the Stockholders Agreement or the consummation by each of the Company, LFC and the Operating Subsidiary of the transactions contemplated thereby, except (i) those already obtained or made,
(ii) those required by federal securities laws or regulations, as to which we express no opinion in this paragraph 13, and (iii) those required by state securities or blue sky laws or regulations, state and local regulation of armored car transport services, firearms or guard services, or the Federal Motor Carrier Act, as to which we express no opinion.

          14. Assuming the representations of the Initial Purchasers contained in the Purchase Agreement are true, correct and complete and assuming compliance by the Initial Purchasers with their covenants set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to the Purchase Agreement or the resales of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement to register the Notes under the Securities Act, or to qualify the Indenture under the Trust Indenture Act.

          15. Each of the Company, LFC and the Operating Subsidiary is not and, after giving effect to the issuance and sale of the Notes in accordance with the terms of the Purchase Agreement and the application of the net proceeds therefrom on substantially the terms described in the Final Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          We have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of counsel for the Initial Purchasers, at which conferences the contents of the Final Offering Memorandum and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum (except as specifically set forth in paragraph 11 above), no facts have come to our attention that lead us to believe that the Final Offering Memorandum, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes, and the other financial, statistical and accounting data included in the Final Offering Memorandum).

          The opinions expressed herein are limited to the laws of the States of New York and Texas, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent; provided,
                                                                  --------
however, that the opinions expressed herein may be relied upon by Marine Midland
-------
Bank, as Trustee under the Indenture, as if they were addressed and delivered to them.

                                        Very truly yours,